                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              DIODES INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                               DIODES INCORPORATED

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD JUNE 5, 1998


                  NOTICE IS HEREBY GIVEN THAT THE ANNUAL MEETING (THE "MEETING") OF THE STOCKHOLDERS OF DIODES INCORPORATED (THE "COMPANY") WILL BE HELD AT THE RADISSON HOTEL, 30100 AGOURA ROAD, AGOURA HILLS, CALIFORNIA 91301, ON FRIDAY, JUNE 5, 1998 AT 10:00 A.M. (CALIFORNIA TIME) FOR THE FOLLOWING PURPOSES:

TO RECEIVE AND CONSIDER:

                  The report of the Board of Directors on the business of the Company and the Company's audited financial statements for the fiscal year ended December 31, 1997, together with the report of Moss Adams LLP, the Company's independent accountants for such period, on those audited financial statements.

TO ACT ON:

                  1. ELECTION OF DIRECTORS. To elect ten persons to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. The Board of Directors' nominees are: Eugene R. Conahan, Michael R. Giordano, David Lin, M.K. Lu, Shing Mao, Michael A. Rosenberg, Erich E. Schaedlich, Leonard M. Silverman, Raymond Soong, and William J. Spires.

                  2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS. To ratify the appointment of Moss Adams LLP as the Company's independent certified public accountants for the year ending December 31, 1998.

                  3. OTHER BUSINESS. To transact such other business as properly may come before the Meeting or any adjournment thereof.

                  ONLY PERSONS WHO ARE STOCKHOLDERS OF RECORD (THE "STOCKHOLDERS") AT THE CLOSE OF BUSINESS ON APRIL 24, 1998 ARE ENTITLED TO NOTICE OF AND TO VOTE IN PERSON OR BY PROXY AT THE MEETING OR ANY ADJOURNMENT THEREOF.

                  The Proxy Statement which accompanies this Notice contains additional information regarding the proposals to be considered at the Meeting, and Stockholders are encouraged to read it in its entirety.

                  As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals set forth above are proposals of the Company. It is expected that these materials will be mailed first to Stockholders on or about May 1, 1998.

                  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO BE SURE THAT YOUR STOCK IS VOTED. YOUR VOTE IS IMPORTANT, WHETHER YOU OWN A FEW SHARES OR MANY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.


                  Dated at Westlake Village, California, this tenth day of April, 1998,

                                   By Order of the Board of Directors,
                                   DIODES INCORPORATED
                                   /s/ Joseph Liu
                                   Joseph Liu,
                                   Secretary

                               DIODES INCORPORATED
                                 PROXY STATEMENT


                                TABLE OF CONTENTS



                                                                                                          Page
                                                                                                          ----
GENERAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

MATTERS TO BE CONSIDERED . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         Costs of Solicitations of Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         Outstanding Securities and Voting Rights; Revocability of Proxies . . . . . . . . . . . . . . .    2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT . . . . . . . . . . . . . . . . . . . . .    3

PROPOSAL ONE - ELECTION OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         Directors and Executive Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         Committees of the Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         Stock Option Plans . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         Compensation of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934 . . . . . . . . . . . . . . . . . .    8

EXECUTIVE COMPENSATION AND RELATED INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         Summary of Cash and Certain Other Compensation  . . . . . . . . . . . . . . . . . . . . . . . .    9
         Stock Options Grants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         Stock Option Exercises and Holdings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         Employment Contracts and Termination of Employment and Change in Control Arrangements . . . . .   11
         Report of the Compensation Committee of the Board of Directors to Stockholders  . . . . . . . .   11
         Compensation Committee Interlocks and Insider Participation . . . . . . . . . . . . . . . . . .   13
         Performance Graph . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         Certain Relationships and Related Transactions  . . . . . . . . . . . . . . . . . . . . . . . .   15

PROPOSAL TWO - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS . . . . . . . . . . . . . . . . . . .   16

PROPOSALS OF STOCKHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

ANNUAL REPORT AND FORM 10-K  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

OTHER MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

                               DIODES INCORPORATED
                            3050 EAST HILLCREST DRIVE
                       WESTLAKE VILLAGE, CALIFORNIA 91362
                                 (805) 446-4800

                                 PROXY STATEMENT

                          ANNUAL MEETING: JUNE 5, 1998

                               GENERAL INFORMATION

                  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of Diodes Incorporated (the "Company") for use at the annual meeting (the "Meeting") of the stockholders of the Company to be held on Friday, June 5, 1998, at the Radisson Hotel, 30100 Agoura Road, Agoura Hills, California 91301, at 10:00 a.m. (California time) and at any adjournment thereof. Joseph Liu and Carl Wertz, the designated proxyholders (the "Proxyholders"), are members of the Company's management. Only stockholders of record (the "Stockholders") on April 24, 1998 (the "Record Date") are entitled to notice of and to vote in person or by proxy at the Meeting or any adjournment thereof. This Proxy Statement and the enclosed proxy card (the "Proxy") will be mailed first to Stockholders on or about April 24, 1998.

                            MATTERS TO BE CONSIDERED

                  The matters to be considered and voted upon at the Meeting will be:

                           1.  ELECTION OF DIRECTORS.  To elect ten persons to
the Board of Directors of the Company, each to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. The Board of Directors' nominees are: Eugene R. Conahan, Michael R. Giordano, David Lin, M.K. Lu, Shing Mao, Michael A. Rosenberg, Erich E. Schaedlich, Leonard M. Silverman, Raymond Soong, and William J. Spires.

                           2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT
AUDITORS. To ratify the appointment of Moss Adams LLP as the Company's independent certified public accountants for the year ending December 31, 1998.

                           3. OTHER BUSINESS.  To transact such other business
as properly may come before the Meeting or any adjournment thereof.


COST OF SOLICITATION OF PROXIES

                  This Proxy solicitation is made by the Board of Directors of the Company and the Company will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and any other material used in this solicitation of Proxies. This solicitation of Proxies will be made by mail and may be supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company. If it should appear desirable to do so to ensure adequate representation at the Meeting, officers and regular employees may communicate with Stockholders, banks, brokerage houses, custodians, nominees and others, by telephone, facsimile transmissions, telegraph, or in person to request that Proxies be furnished. The Company will reimburse banks, brokerage houses, and other custodians, nominees and fiduciaries, for their reasonable expenses in forwarding proxy materials to their principals. The total estimated cost for the solicitation of Proxies is $9,000.

OUTSTANDING SECURITIES AND VOTING RIGHTS; REVOCABILITY OF PROXIES

                  The authorized capital of the Company consists of (i) 9,000,000 shares of common stock ("Common Stock"), $0.66-2/3 par value, of which 5,007,237 shares were issued and outstanding on the Record Date (with an additional 717,115 shares held as Treasury Stock) and (ii) 1,000,000 shares of Class A Preferred Stock, $1.00 par value ("Class A Preferred Stock"), of which no shares were issued and outstanding on the Record Date. The Common Stock and the Class A Preferred Stock are collectively referred to as the "Stock". A majority of the outstanding shares of the Common Stock constitutes a quorum for the conduct of business at the Meeting. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum.

                  Each Stockholder is entitled to one vote, in person or by proxy, for each share of Common Stock standing in is or her name on the books of the Company as of the Record Date on any matter submitted to the Stockholders, except that in connection with the election of directors, each Stockholder has the right to cumulate votes, provided that the candidates' names have been properly placed in nomination prior to commencement of voting and a Stockholder has given notice prior to commencement of voting of his or her intention to cumulate votes. If a Stockholder has given such notice, all Stockholders may cumulate their votes for candidates in nomination. Cumulative voting entitles a Stockholder to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock owned by such Stockholder, or to distribute such Stockholder's votes on the same principle among as many candidates as the Stockholder shall think fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. Discretionary authority to cumulate is hereby solicited by the Board of Directors and the return of the Proxy shall grant such authority.

                  Of the shares of Common Stock outstanding on the Record Date, 2,045,093 (or approximately 40.8%) (the "Shares") were held in name by Lite-On Power Semiconductor Corporation ("LPSC"), which, in turn, is wholly-owned by Vishay/Lite-On Power Semiconductor, Pte., LTD ("Vishay/LPSC"), a newly-formed joint venture between the Lite-On Group and Vishay Intertechnology, Inc. ("Vishay"). See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions" for a discussion of the relationship among Vishay, LPSC and the Company. An additional 598,000 (or approximately 10.7%) were owned by directors and executive officers of the Company. Vishay/LPSC and each director and executive officer has informed the Company that it will vote "FOR" the election of the nominees to the Board of Directors identified herein and "FOR" the appointment of Moss Adams LLP as the Company's independent auditors.

                  Each proposal described herein, other than the election of directors, requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting. Accordingly, broker non-votes and abstentions from voting on any matter, other than the election of directors, will have the effect of a vote "AGAINST" such matter.

                  A Proxy for use at the Meeting is enclosed. The Proxy must be signed and dated by you or your authorized representative or agent. Telegraphed, cabled or telecopied Proxies are also valid. You may revoke a Proxy at any time before it is exercised at the Meeting by submitting a written revocation to the Secretary of the Company or a duly executed Proxy bearing a later date or by voting in person at the Meeting.

                  Brokers and nominees holding Common Stock in "street name" which are members of a stock exchange are required by the rules of the exchange to transmit this Proxy Statement to the beneficial owner of the Common Stock and to solicit voting instructions with respect to the matters submitted to the Stockholders. In the event any such broker or nominee has not received instructions from the beneficial owner by the date specified in the statement accompanying such material, the broker or nominee may give or authorize the giving of a Proxy to vote such Common Stock on the matters to be considered at the Meeting; provided, however, that the broker or nominee may not give or authorize the giving of a Proxy for any matter if it has notice of any contest with respect to any matter, and, provided further, that the broker or nominee may not vote the Common Stock "FOR" any matter which substantially affects the rights or privileges of the Common Stock without specific instructions from the beneficial owner. If you hold Common Stock in "street name" and you fail to instruct your broker or nominee as to how to vote such Common Stock, your broker or nominee may, in its discretion, vote such Common Stock "FOR" the election of the Board of Director's nominees and "FOR" the other proposals described herein.

                  Unless revoked, the shares of Common Stock represented by Proxies will be voted in accordance with the instructions given thereon. In the absence of any instruction in the Proxy, your shares of Common Stock will be voted "FOR" the election of the nominees for director set forth herein and "FOR" the other proposals described herein.

                  The enclosed Proxy confers discretionary authority with respect to any other proposals which properly may be brought before the Meeting. As of the date hereof, management is not aware of any other matters to be presented for action at the Meeting. However, if any other matters properly come before the Meeting, the Proxies solicited hereby will be voted by the Proxyholders in accordance with the recommendations of the Board of Directors. Such authorization includes authority to appoint a substitute nominee or nominees to the Board of Directors' nominees identified herein where death, illness or other circumstances arise which prevent any such nominee for directors from serving in such position and to vote such Proxy for such substitute nominee.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                  The following table sets forth the beneficial ownership of Common Stock as of the Record Date by (i) each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock (other than depositories), (ii) each executive officer, director and nominee for director of the Company, and (iii) all directors and executive officers as a group:


                                                                           AMOUNT AND
                                                                            NATURE OF
                                                                           BENEFICIAL
     NAME AND ADDRESS OF BENEFICIAL OWNER(1)                              OWNERSHIP(2)         PERCENT OF CLASS(3)
     --------------------------------------------------------------       ------------         -------------------
     LITE-ON POWER SEMICONDUCTOR CORPORATION ("LPSC") . . . . . .          2,045,093(4)               40.8%

     FIDELITY MANAGEMENT & RESEARCH COMPANY . . . . . . . . . . .            431,400                   8.6%

     RAYMOND SOONG  . . . . . . . . . . . . . . . . . . . . . . .            140,000(5)                2.7%

     DAVID LIN  . . . . . . . . . . . . . . . . . . . . . . . . .            147,000(5)                2.9%

     MICHAEL R. GIORDANO  . . . . . . . . . . . . . . . . . . . .             41,000(6)               *

     M.K. LU  . . . . . . . . . . . . . . . . . . . . . . . . . .             20,000(5)               *

     SHING MAO  . . . . . . . . . . . . . . . . . . . . . . . . .             90,000(5)                1.8%

     MICHAEL A. ROSENBERG . . . . . . . . . . . . . . . . . . . .             30,000(5)               *

     LEONARD M. SILVERMAN . . . . . . . . . . . . . . . . . . . .             20,000(5)               *

     EUGENE R. CONAHAN  . . . . . . . . . . . . . . . . . . . . .                 --                  *

     ERICH E. SCHAEDLICH. . . . . . . . . . . . . . . . . . . . .                 --                  *

     WILLIAM J. SPIRES  . . . . . . . . . . . . . . . . . . . . .                 --                  *

     PEDRO MORILLAS (7) . . . . . . . . . . . . . . . . . . . . .             23,333                  *

     JOSEPH LIU . . . . . . . . . . . . . . . . . . . . . . . . .             86,667(8)                1.7%

     All directors and executive officers as a group (12 persons)            598,000(9)               10.7%


*  Less than 1%.

(1) The address of LPSC is 28-1, Wu Shin Street, Ta Wu Lung Industrial Zone, Keelung City, Taiwan, R.O.C. The address of the directors and executive officers of the Company is 3050 E. Hillcrest Drive, Westlake Village, California 91362. The address of Vishay Intertechnology, Inc. is 63 Lincoln Highway, Malvern, PA 19355-2120. The address of Fidelity Management & Research Company is 82 Devonshire Street, Boston, MA 02109-3614.

                                         (Footnotes continued on following page)

(Footnotes continued from previous page)

(2) The named stockholder has sole voting power and investment power with respect to the shares listed, except as indicated and subject to community property laws where applicable.

(3) Shares which the person (or group) has the right to acquire within 60 days after April 24, 1998 are deemed to be outstanding in calculating the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person or group. Percent of class total does not take into account 717,115 shares held as treasury stock.

(4) LPSC, which holds 2,045,093 shares of Common Stock, as the record holder, is owned by Vishay/LPSC, a joint venture owned 65% by Vishay and 35% by the Lite-On Group.

(5) Represents shares of Common Stock which the named individual has the right to acquire within 60 days of April 24, 1998, by the exercise of vested stock options.

(6) Represents 1,000 shares of Common Stock held in the name of PaineWebber Trust for the IRA of Mr. Giordano and 40,000 shares of Common Stock which Mr. Giordano has the right to acquire within 60 days of April 24, 1998, by the exercise of vested stock options.

(7) See "Executive Compensation - Employment Contracts and Termination of Employment and Change in Control Arrangements" for a discussion of Mr. Morillas' separation agreement.

(8) Includes 76,667 shares of Common Stock which Mr. Liu has the right to acquire within 60 days of April 24, 1998, by the exercise of vested stock options.

(9) Includes 563,667 shares which the directors and executive officers have the right to acquire within 60 days of April 24, 1998, by the exercise of vested stock options, and excludes an additional 213,333 shares which certain directors and executive officers will have the right to acquire upon the exercise of stock options, which options will become exercisable in installments after April 24, 1998.

                  Other than as disclosed in the foregoing table, to the knowledge of the Company, no other person or company (other than Cede & Co., a depository company) owns of record or beneficially more than 5 percent of the issued and outstanding Common Stock of the Company.

                      PROPOSAL ONE - ELECTION OF DIRECTORS

DIRECTORS AND EXECUTIVE OFFICERS

                  The Company's Bylaws provide that the number of directors shall be determined from time to time by the Board of Directors, but may not be less than five nor more than seventeen. The number of directors is currently composed of seven members. The Board of Directors has fixed the number of directors at ten. The Bylaws further provide for the election of each director at each annual meeting of stockholders.

                  The persons named below have been nominated for election to the Board of Directors to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. All nominees have indicated their willingness to serve and, unless otherwise instructed, Proxies will be voted in such a way as to elect as many of these nominees as possible under applicable voting rules. In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxies will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unavailable.

                  None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. There are no family relationships among directors or executive officers of the Company as of the date hereof, and, except as set forth above, as of the date hereof, no directorships are held by any director in a company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the

"Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. Officers serve at the discretion of the Board of Directors.

                  The following table sets forth certain biographical information of the nominees for director and the executive officers of the Company as of the Record Date. The term of office of each director expires with the annual meeting of shareholders or when a successor is elected and qualified:

                                                                                                    DIRECTOR
OFFICERS AND DIRECTORS                  AGE                POSITION WITH THE COMPANY               SINCE (1)
------------------------------------   -----     ---------------------------------------------     ---------
Raymond Soong (2)..................     56       Chairman of the Board                                1993
Michael A. Rosenberg (3)...........     69       President and Director                               1989
Michael R. Giordano (4)............     51       Director                                             1990
David Lin (5)......................     51       Director and former President and CEO                1991
M.K. Lu (6)........................     49       Director                                             1995
Shing Mao (7)......................     62       Director                                             1990
Leonard M. Silverman (8)...........     58       Director                                             1995
Eugene R. Conahan (9)..............     47       Director - Nominee                                   N/A
Erich E. Schaedlich (10)...........     54       Director - Nominee                                   N/A
William J. Spires (11).............     56       Director - Nominee                                   N/A
Joseph Liu (12)....................     56       Vice President-Operations, Chief                     N/A
                                                  Financial Officer and Secretary

(1)      Directors are elected at each annual meeting of shareholders.

(2) Mr. Soong has been the Chairman of the Board of Silitek Corporation since 1990 and has been Chairman of the Board of LPSC since 1992. See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions" for a discussion of the relationships among Silitek, LPSC, Vishay and the Company. Since 1995, Mr. Soong has also been a director of FabTech, a subsidiary of LPSC, with whom the Company entered into an agreement in February 1996, whereby Diodes gains a new supply of processed wafers used in the manufacture of several types of discrete semiconductors. Mr. Soong is a graduate of the National Taipei Institute of Technology's Electronic Engineering Department. After serving as a senior engineer for RCA and as a chief engineer for Texas Instruments, Mr. Soong, together with several of his coworkers, founded Taiwan Liton Electronic Co. Ltd., ("Taiwan Liton"), in 1975. Taiwan Liton, which manufactures electronic components and subsystems, is an affiliate of Silitek through common control, and its stock is listed on the Taipei Stock Exchange. Mr. Soong is also Chairman of the Board of Taiwan Liton, and the KaiHong joint venture.

(3) Mr. Rosenberg was appointed President of the Company on October 9, 1997 and has served as a director of the Company since 1989. Since 1992, Mr. Rosenberg also has served as an independent consultant to Vishay. Vishay, with worldwide sales exceeding $1 billion, is the world's largest manufacturer of passive electronic components and a Fortune 1000 company. See "Certain Relationships and Related Transactions" for a discussion of the relationships among Silitek, LPSC, Vishay and the Company. Until 1991, Mr. Rosenberg was President, Principal Operating Officer and a director of SFE Technologies, a manufacturer of electronic components with principal offices in San Fernando, California. From 1970 to 1990, Mr. Rosenberg served as Vice President Technology of SFE Technologies. Until his appointment as President of the Company, Mr. Rosenberg also served on the Company's Compensation and Options Committee.

                                         (Footnotes continued on following page)

(Footnotes continued from previous page)

 (4) Mr. Giordano joined the investment banking firm of PaineWebber Incorporated as a Senior Vice President-Investment Consulting, when PaineWebber acquired his previous firm, Kidder Peabody and Company, Inc. Mr. Giordano advises corporations, foundations, trusts, and municipal governments in investments and finance. Mr. Giordano was with Kidder Peabody since 1979. Formerly a captain and pilot in the USAF, Mr. Giordano received his Bachelors of Science degree in Aerospace Engineering from California State Polytechnic University and his Masters degree in Business Administration (Management and Finance) from the University of Utah. Mr. Giordano also did post graduate work in International Investments at Babson College. Mr. Giordano is a member of the Company's Audit Committee and Compensation and Options Committee.

(5) Mr. Lin, who resigned on October 9, 1997, had served as President and Chief Executive Officer of the Company since March 1993. Mr. Lin continues to serve as a director of the Company. Mr. Lin is also President of Silitek and had served as Executive Vice President of Silitek since 1990, prior to becoming President. See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions" for a discussion of the relationships among Silitek, LPSC and the Company. Mr. Lin was previously President of Texas Instruments Asia, Limited, in Taiwan from 1982 to 1990. Mr. Lin has been a director of LPSC since 1991 and a director of Maxi Switch, Inc., a U.S. based computer keyboard manufacturer and a member of the Lite-On Group, since 1990. Mr. Lin is also a director of the KaiHong joint venture.

(6) Mr. Lu has been President and a director of LPSC since 1991, and is now President of the newly formed joint venture, Vishay/LPSC. From 1983 to 1990, Mr. Lu was General Manager/Vice President of Silitek. See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions" for a discussion of the relationship between Silitek, LPSC and the Company. Since 1995, Mr. Lu has also been a director of FabTech. Mr. Lu earned his Bachelor of E.E. at Tatung Institute of Technology and is a graduate of the Institute of Administration at National Chengchi University. Mr. Lu is also a present member of the Chinese Management Association and the Chinese Association for Advancement of Management. Mr. Lu is also a director of the KaiHong joint venture.

(7) From 1988 to present, Dr. Mao has been Chairman of the Board of Lite-On, Inc., a California corporation located in Milpitas, California, and a wholly owned subsidiary of Taiwan Liton. See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions" for a discussion of the relationships among Silitek, LPSC, and the Company. Dr. Mao has been a director of Dyna Investment Co., Ltd. of Taiwan, a venture capital company, and a director of LPSC, both since 1989. Since 1995, Dr. Mao has also been a director of FabTech. Before joining Lite-On, Dr. Mao served in a variety of management positions with Raytheon Company for four years, with Texas Instruments for 11 years, and with UTL Corporation (later acquired by Boeing Aircraft Company) for seven years. Dr. Mao earned his Ph.D. degree in electrical engineering at Stanford University in 1963. Dr. Mao is a member of the Company's Audit Committee and Compensation and Options Committee.

(8) From 1984 to present, Dr. Silverman has been the Dean of Engineering at the University of Southern California ("USC"), and has been employed by USC since 1968. Dr. Silverman is internationally known for his pioneering work in the theory and application of multi-variable control systems and signal processing and has more than 100 publications to his credit. Dr. Silverman has been honored as a Fellow of the IEEE, as a Distinguished Member of the IEEE Control Society, and has received a Centennial Medal of the IEEE. He has also received election to the National Academy of Engineering, one of the highest honors that can be bestowed on an engineer. Dr. Silverman also serves on the Board of Directors for Advanced Micro Devices and Netter Digital Entertainment, Inc., as well as for the Colachis Foundation, the Lord Foundation, and the M.C. Gill Foundation. Dr. Silverman earned his A.B., B.S., M.S. and Ph.D. degrees in electrical engineering at Columbia University during the period 1961 through 1966. Dr. Silverman is a member of the Company's Audit Committee and Compensation and Options Committee.

(9) Mr. Conahan has been Vice President, Sales - The Americas of Vishay since December 1997, and previously served as General Manager, Film Resistors Division of Vishay since 1995. From 1990 to 1995, Mr. Conahan served as Vice President, Control Products for Square D Corporation, a manufacturer of distribution, control and instrumentation equipment.

                                         (Footnotes continued on following page)

(Footnotes continued from previous page)

(10) Mr. Schaedlich has been Senior Vice President - Worldwide Sales for Vishay Europe GmbH since late 1997. From 1993 to 1997, Mr. Schaedlich served as Vice President Sales and Marketing for Vishay Europe. From 1993 to present, Mr. Schaedlich also serves as director for Vishay Electronic GmbH, Vishay Germany, Vishay Benelux, Vishay Switzerland and Vishay Austria. From 1994 to present, Mr. Schaedlich serves as a director for Vishay Europe GmbH, and from 1997 to present he serves as a director for Vishay Denmark A/S .

(11) Mr. Spires has been a Vice President and Secretary of Vishay since 1981. Previously, Mr. Spires served as Vice President - Industrial Relations since 1980 and has been employed by Vishay since 1970.

(12) Mr. Liu has served as Vice President, Operations of the Company since 1994 and Chief Financial Officer and Secretary since 1990. Mr. Liu was the Company's Vice President, Administration from 1990 to 1994. Prior to joining the Company, Mr. Liu held various management positions with Texas Instruments ("TI"), Dallas, since 1971, including Planning Manager, Financial Planning Manager, Treasury Manager, Cost Accounting Manager and General Accounting Manager with TI Taiwan, Ltd. in Taipei; from 1981 to 1986 as Controller with TI Asia in Singapore and Hong Kong; from 1986 to 1989 as Financial Planning Manager, TI Latin America Division (for TI Argentina, TI Brazil, and TI Mexico) in Dallas and from 1989 to 1990 Chief Coordinator of Strategic Business Systems for TI Asia Pacific Division in Dallas. Mr. Liu is President and a director of the KaiHong joint venture, and serves as Chief Financial Officer of FabTech. See "Certain Relationships and Related Transactions" for a discussion of the relationships among KaiHong, FabTech and the Company.


                  There are no family relationships among any of the directors or executive officers of the Company and, except as set forth above, as of the date hereof, no directorships are held by any director in a company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of
Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940. None of the directors, nominees for director, or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such.

COMMITTEES OF THE BOARD OF DIRECTORS

                  The Board of Directors has a standing Audit Committee and a Compensation and Options Committee. The members of the Audit Committee are Dr. Shing Mao, Dr. Leonard Silverman, and Michael Giordano. Michael A. Rosenberg was a member of the Audit Committee until he was appointed President of the Company in October 1997. The Audit Committee met twice during fiscal year 1997. The Audit Committee makes recommendations to the Board of Directors regarding the engagement of the Company's independent auditors, reviews the plan, scope and results of the audit, reviews with management the Company's policies and procedures with respect to internal accounting and financial controls and reviews changes in accounting policy and the scope of the non-audit services which may be performed by the Company's independent auditors. The Audit Committee also monitors policies to prohibit unethical, questionable or illegal activities by the Company's employees.

                  The Compensation and Options Committee consists of Dr. Shing Mao, Dr. Leonard Silverman, and Michael Giordano. Michael A. Rosenberg was a member of the Compensation and Options Committee until he was appointed President of the Company in October 1997. The Compensation and Options Committee makes recommendations to the Board of Directors regarding compensation, benefits and incentive arrangements for officers and other key employees of the Company including awards under the Company's Incentive Bonus Plan. The Compensation and Options Committee also administers the Company's 1993 Incentive Stock Option Plan ("1993 ISO Plan"), the Company's 1993 Non-Qualified Stock Option Plan ("1993 NQO Plan"), and the Company's 1984 Non-Qualified Stock Option Plan ("1984 NQO Plan").

                  The Board of Directors met one time during fiscal year 1997. The Compensation and Options Committee and the Audit Committee each met once during fiscal year 1997. All of the persons who were directors of the Company or members of committees were present for all of the meetings during fiscal year 1997.

STOCK OPTION PLANS

                  The 1993 ISO Plan provides for the issuance of up to 1,000,000 shares of the Company's authorized but unissued Common Stock. Options granted under the 1993 ISO Plan are not transferable, except by will or the laws of descent or distribution. A vested but unexercised option is normally exercisable for 90 days after termination of employment, other than by death or retirement. In the event of death, unmatured options are accelerated to maturity. An option granted under the 1993 ISO Plan may not be priced at less than 100% of fair market value on the date of grant and expires 10 years from the date of grant.

                  The 1993 NQO Plan became effective retroactively to July 6, 1993, upon approval by the shareholders at the Company's 1994 annual meeting. The 1993 NQO Plan provides for the issuance of up to 1,000,000 shares of the Company's authorized but unissued Common Stock. Options may be exercised by the optionee during his or her lifetime or after his or her death by those who have inherited by will or intestacy. A vested but unexercised option is normally exercisable for 90 days after termination of employment, other than by death or retirement. In the event of death, unmatured options are accelerated to maturity. The Compensation and Options Committee, which administers the 1993 NQO Plan, has full discretion to determine whether or not options granted under the 1993 NQO Plan shall have a right to relinquish up to one-half of an unexercised position of an option for an amount of cash, if concurrently, the holder of the option exercises a portion of the option and purchases a number of shares of stock at least equal to the number of shares which could have been purchased under the portion of the option relinquished ("SAR"). However, the Board of Directors has expressly stated that it has not and does not intend to grant such SAR. The shares to be issued upon exercise of options under the 1993 NQO Plan require a three-year vesting period. The option price is 100% of the fair market value of such shares on the date the option is granted. Options expire ten years from the grant of the option.

                  The 1984 NQO Plan provides for the issuance of up to 300,000 shares of the Company's authorized but unissued Common Stock. Options granted under the 1984 NQO Plan are not transferable, except by will or the laws of descent or distribution. A vested but unexercised option is normally exercisable for 90 days after termination of employment, other than by death or retirement. In the event of death, unmatured options are accelerated to maturity. An option granted under the 1984 NQO Plan may not be priced at less than 100% of fair market value on the date of grant and expires 10 years from the date of grant.


COMPENSATION OF DIRECTORS

                  All directors each receive $750 for each meeting of the Board of Directors attended during the year ended December 31, 1997. No additional amounts are paid to directors for committee participation or special assignments. The Board of Directors may modify such compensation in the future. Both employee and non-employee directors are eligible to receive grants of stock options.


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

                           Under  Section 16(a) of the Exchange Act, the
Company's directors, executive officers and any persons holding ten percent or more of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "SEC") and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC during the fiscal year ended December 31, 1997, all reporting persons filed reports on a timely basis, except Silitek Corporation, which filed a late Form 4 in connection with the purchase of 50,000 shares of the Company's Common Stock in May 1997. To avoid the inadvertent failure of directors, executive officers and stockholders to timely file these reports in the future, the Company will periodically advise such persons of their filing obligations.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

         SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

            The following sets forth certain summary information concerning compensation paid or accrued by the Company to its executive officers (the "Named Executives") for each of the fiscal years ended December 31, 1997, 1996 and 1995:

                                              SUMMARY COMPENSATION TABLE

                                                                                  Long Term Compensation
                                                                        ----------------------------------------
                                        Annual Compensation (1)                    Awards               Payouts
                                -----------------------------------     -------------------------     ----------
                                                           Other                       Securities                        All
Name and                                                   Annual       Restricted     Underlying                       Other
Principal                                                  Compen-         Stock       Options/          LTIP          Compen-
Position                Year    Salary($)    Bonus($)     sation($)      Awards($)      SARs(#)       Payouts($)      sation($)
--------                ----    ---------    --------     ---------     ----------     ----------     ----------      ---------
MICHAEL A.              1997          --(2)        --          --             --            --             --             --
ROSENBERG               1996          --           --          --             --            --             --             --
President               1995          --           --          --             --            --             --             --


DAVID LIN               1997          --(3)        --          --             --            --             --             --
President and           1996          --(3)        --          --             --        100,000(4)         --             --
Chief Executive         1995          --(3)        --          --             --            --             --             --
Officer

PEDRO MORILLAS          1997      133,000(5)    64,000         --             --            --             --             --
Executive               1996      133,000       60,000         --             --         70,000(6)         --             --
Vice President          1995      128,003      146,481         --             --            --             --             --

JOSEPH LIU              1997      120,000       99,266         --             --            --             --             --
Vice President-         1996      120,000       30,000         --             --         50,000(7)         --             --
Operations,             1995      115,564       73,240         --             --            --             --             --
Chief Financial
Officer and
Secretary

(1) Certain of the Company's executive officers receive personal benefits in addition to salary and cash bonuses, including car allowances, life insurance payable at the direction of the employee, contributions under the Company's 401(k) Plan, and group health insurance. The aggregate amount of such personal benefits does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the Named Executives.

(2) Mr. Rosenberg was appointed President on October 9, 1997. Mr. Rosenberg receives no direct compensation from the Company, other than issuance of the Company's stock options and reinbursement of expenses while on Company business. In addition, Mr. Rosenberg receives cash compensation directly from Vishay for his services as a consultant to Vishay. See "Certain Relationships and Related Transactions" for a discussion of the relationship among Silitek, LPSC, Vishay and the Company.

 (3) Mr. Lin, who resigned on October 9, 1997 to pursue other business interests with the Lite-On Group in East Asia, received no direct compensation from the Company, other than issuance of the Company's stock options. However, Mr. Lin received cash compensation directly from Silitek for his services as President of Silitek. See "Certain Relationships and Related Transactions" for a discussion of the relationships among Silitek, LPSC, Vishay and the Company.

                                         (Footnotes continued on following page)

(Footnotes continued from previous page)

(4) Mr. Lin's options were granted pursuant to the Company's 1993 Non-Qualified Stock Option Plan ("1993 NQO Plan") at an exercise price of $6.00. The 1993 NQO Plan became effective retroactively to July 6, 1993, upon approval by the shareholders at the Company's 1994 annual meeting. The 1993 NQO Plan provides for the issuance of up to 1,000,000 shares of the Company's authorized but unissued Common Stock. Options granted shall terminate and be of no force and effect with respect to any shares not previously taken up by optionee upon the expiration of ten years from the date of grant. A vested but unexercised option is normally exercisable for 90 days after termination of employment, other than by death or retirement. In the event of death, unmatured options are accelerated to maturity. The Compensation and Stock Option Committee, which administers the 1993 NQO Plan, has full discretion to determine whether or not options granted under the 1993 NQO Plan shall have a right to relinquish up to one-half of an unexercised position of an option for an amount of cash, if concurrently, the holder of the option exercises a portion of the option and purchases a number of shares of stock at least equal to the number of shares which could have been purchased under the portion of the option relinquished ("SAR"). However, the Board has expressly stated that it has not and does not intend to grant such SAR. The shares to be issued upon exercise of options under the 1993 NQO Plan require a three-year vesting period. The option price is 100% of the fair market value of such shares on the date the option is granted. Options expire ten years from the grant of the option. On October 8, 1997, the Board of Directors amended such options so that they shall be exercisable in full.

(5) Mr. Morillas' employment terminated effective February 28, 1998. See "Executive Compensation - Employment Contracts and Termination of Employment and Change in Control Arrangements" for a discussion of Mr. Morillas' separation agreement.

(6) Mr. Morillas' options were issued pursuant to the Company's 1993 Incentive Stock Option Plan ("1993 ISO Plan") at an exercise price of $6.00 and are exercisable annually in three equal amounts over a three year vesting period. The 1993 ISO Plan provides for the issuance of up to 1,000,000 shares of the Company's authorized but unissued Common Stock. Options granted under the 1993 ISO Plan are not transferable, except by will or the laws of descent or distribution. An vested but unexercised option is normally exercisable for 90 days after termination of employment, other than by death or retirement. In the event of death, unmatured options are accelerated to maturity. An option granted under the 1993 ISO Plan may not be priced at less than 100% of fair market value on the date of grant and expires 10 years from the date of grant. See "Executive Compensation - Employment Contracts and Termination of Employment and Change in Control Arrangements" for a discussion of Mr. Morillas' separation agreement.

(7) Mr. Liu's options granted in 1996 were issued pursuant to the Company's 1993 ISO Plan at an exercise price of $6.00 and are exercisable annually in three equal amounts over a three year vesting period.


         STOCK OPTION GRANTS

                                    The following table contains information
concerning the grant of stock options during fiscal year ended December 31, 1997 to the Named Executives:

                    OPTION/SAR GRANTS IN FISCAL YEAR 1997(1)

                                      NONE

(1) During fiscal 1997, no options were granted to the Named Executives under the 1993 NQO Plan or the 1993 ISO Plan. On October 8, 1997, the Company's Board of Directors amended all options held by Mr. Lin so that such options shall be exercisable in full.

         STOCK OPTION EXERCISES AND HOLDINGS

                  The following table contains information with respect to the Named Executives concerning the exercise of options during the fiscal year ended December 31, 1997 and unexercised options held by the Named Executives as of December 31, 1997:

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997
                        AND FISCAL YEAR-END OPTION VALUES

                           Shares
                          Acquired        Value                                                  Value of Unexercised
                         on Exercise     Realized          Number of Unexercised             "In-the-Money" Options/SAR
        Name                (#)            ($)          Options/SAR's at 12/31/97(#)              at 12/31/97($)(1)
--------------------     -----------     --------     ------------------------------      -------------------------------
                                                      Exercisable      Unexercisable       Exercisable      Unexercisable
                                                      -----------      -------------       -----------      -------------
MICHAEL ROSENBERG           5,000         58,125         30,000             20,000            138,750            37,500
DAVID LIN                     0             --          147,000               0               469,500              --
PEDRO MORILLAS             16,667        168,540         23,333               0                43,749              --
JOSEPH LIU                    0             --           76,667             33,333            151,251            62,499

(1) The value of unexercised "in-the-money" options is the difference between the closing sale price of the Company's Common Stock on December 31, 1997 ($7.875 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

                  Effective March 16, 1993, the Company entered into an employment agreement with Pedro Morillas, the Company's Executive Vice President. Under such employment agreement, Mr. Morillas was entitled to, among other things, (i) receive an annual base salary and performance bonus subject to the determination and evaluation of the Company's Compensation and Stock Options Committee on a yearly basis, (ii) participate in all plans sponsored by the Company for employees in general, (iii) use a Company car, and (iv) receive an option to purchase from the Company up to 50,000 shares of the Company's Common Stock at $1.875 per share (exercisable in three equal installments commencing June 10, 1994 and expiring on the tenth anniversary of the date of grant).

                  Mr. Morillas' employment terminated effective February 28, 1998. Pursuant to a separation agreement, the Company will pay Mr. Morillas $140,000 in twelve equal, monthly installments beginning March 1, 1998 in lieu of unvested stock options. With the exception of those stock options which have already vested, all stock options granted to Mr. Morillas have terminated.


REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS TO STOCKHOLDERS

                  The Report of the Compensation and Options Committee of the Board of Directors to Stockholders shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                      REPORT OF THE COMPENSATION COMMITTEE

                  The Compensation and Options Committee (the "Committee") consists of three directors, Dr. Shing Mao, Dr. Leonard Silverman, and Michael
R. Giordano, who are not employees or former employees of the Company. Michael
A. Rosenberg was a member of the Compensation and Options Committee until he was appointed President of the Company in October 1997. The Committee recommends salary practices for executive personnel, reviews the performance of the Company and the executive officers, sets performance objectives, recommends the compensation of executive officers, and recommends the grant of options under the Company's various stock option plans.

                  The Company's general approach to compensating executive officers is to pay cash salaries which are competitive with salaries paid to executives of other companies in the Company's industry, which are of similar size and engaged in a similar line of business, and to employ a subjective assessment of the individual's experience and past and potential contribution to the Company.

                  The Company's policy in compensating executive officers is to establish methods and levels of compensation that will provide strong incentives to promote the profitability and growth of the Company and reward superior performance. Compensation of executive officers includes base salary, performance-based incentive bonuses and stock-based programs. Salaries are established by the Committee based on the Committee's subjective assessment of the executive's scope of responsibility, level of experience, individual performance, and contribution to the business.

                  The Company believes that the emphasis on performance-based and stock-based compensation serves to align the interests of the executive officers with the interests of the Company's stockholders. The Company also seeks to establish overall compensation levels that are sufficiently competitive to attract, retain, and motivate highly competent management personnel. Mr. Morillas' base salary was paid in accordance with the terms and conditions of a compensation agreement based upon the aforementioned subjective criteria of the Committee. See "Employment Contracts and Termination of Employment and Change in Control Arrangements." Mr. Liu's base salary is also paid in accordance with subjective criteria set by the Committee.

                  The Company's performance, for purposes of compensation decisions, is measured under the annual bonus plan against goals established prior to the start of the fiscal year by the Committee, and is reviewed and approved by the Committee. The Company's annual bonus plan is based on specific financial performance results. Bonuses, set at a fixed amount and paid as a percentage of the total, are based upon reaching a percentage between 80 and 120% of the goal. Bonus compensation paid to Mr. Morillas was based upon goals set by the Committee for net sales and profit before tax. Mr. Liu's bonus is based on targets set by the Committee for net sales, and profit before tax, as well as, return on assets.

         COMPENSATION FOR THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

                  No cash compensation was paid by the Company to Mr. David Lin, the Company's President and Chief Executive Officer until his resignation in October 1997. Because Mr. Lin serves as President of Silitek Corporation, he is compensated directly by Silitek. Mr. Lin was, however, eligible to participate in, and receive stock option grants through, the Company's 1993 Non-Qualified Stock Option Plan. Any Shares that have been granted to Mr. Lin were based upon the Committee's subjective assessment of the performance of Mr. Lin and the Company. On October 8, 1997, the Company's Board of Directors amended all options held by Mr. Lin so that such options shall be exercisable in full.

                  No cash compensation, other than expense reinbursement, was paid by the Company to Mr. Michael A. Rosenberg, the Company's President since his appointment in October 1997. Because Mr. Rosenberg serves as a consultant to Vishay Intertechnology, Inc., he is compensated directly by Vishay. Mr. Rosenberg is however, eligible to participate in, and receive stock option grants through, the Company's 1993 Non-Qualified Stock Option Plan. Any Shares that have been granted to Mr. Rosenberg were based upon the Committee's subjective assessment of the performance of Mr. Rosenberg and the Company.

         STOCK OPTIONS

                  The Committee strongly believes that the interests of senior management must be closely aligned with those of the Company's stockholders. Stock options are granted to officers selected employees whose contributions and skills are important to the long-term success of the Company. Stock options granted to executive officers to date are granted at the fair market value as of the date of grant with a ten year term. If employment is terminated, the term of the grant is 90 days from the termination date. To encourage retention, the ability to exercise options granted under the plans is subject to vesting restrictions. The Committee's policy is to award an initial grant at the date of employment, which vests over three years, and is in recognition of the executive officer's potential contribution to the Company. The three year vesting period may be increased or decreased at the Committee's discretion. After three years, it is at the Committee's discretion to award additional grants based upon future contribution. Decisions made by the Committee regarding the timing and size of other option grants take into consideration Company and individual performance, competitive market practices, and the size and term of option grants made in prior years. The Committee does not consider current option holdings when granting additional options.

                  The Company's stock option plans have been amended and approved by the stockholders so stock options that have been awarded can qualify for exclusion under Section 162(m) of the Internal Revenue Code of 1986 as performance-based compensation.

                                Dated:  April 3, 1998
                                Compensation Committee of the Board of Directors Michael R. Giordano
                                Michael A. Rosenberg
                                Shing Mao
                                Leonard Silverman


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                  The Compensation and Options Committee consists of three directors, Michael R. Giordano, Dr. Shing Mao, and Leonard Silverman. Michael A. Rosenberg, was a member of the Compensation and Options Committee until he was appointed President of the Company on October 9, 1997.

                  No person who served as a member of the Company's Compensation Committee during the 1997 fiscal year has ever been an officer or employee of the Company or any of its subsidiaries.

                  David Lin, the President, Chief Executive Officer and a director of the Company until his resignation in October 1997, was President and a director of Silitek. Silitek's entire Board of Directors participated in compensation decisions for Silitek in the absence of its Compensation Committee during fiscal year 1997. Mr. Lin resigned as President and Chief Executive Officer of the Company on October 9, 1997, but remains on the Board of Directors.

                  During the years ended December 31, 1997 and 1996, approximately 32% and 28%, respectively, of the purchases of products for resale by the Company, amounting to approximately $15,630,000 and $10,403,000, respectively, were from LPSC. These products, which were also available generally from other sources, were purchased in transactions negotiated at prices competitive with prices charged by other vendors of similar products in similar quantities. There are no special or exclusive trading agreements or understandings between the Company and LPSC, other than the Company's marketing agreement with LPSC. See "Certain Relationships and Related Transactions."

PERFORMANCE GRAPH

                  Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return of the Company's Common Stock against the cumulative total return of the American Stock Exchange Market Index ("AMEX Market Index") and a Company-constructed electronics manufacturing and distribution peer group for the five fiscal years ending December 31, 1997. The graph is not necessarily indicative of future price performance.

                  The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
      AMONG DIODES INCORPORATED, AMEX MARKET INDEX AND PEER GROUP INDEX (1)

------------------------------------------   --------   ---------   ---------- -  ----------   ------------   ----------
                                                1992        1993         1994          1995           1996         1997
------------------------------------------   --------   ---------   ---------- -  ----------   ------------   ----------
Diodes Incorporated                            $ 100    $ 390.91     $ 363.64     $  763.64     $   527.27    $  709.09
------------------------------------------   --------   ---------   ---------- -  ----------   ------------   ----------
AMEX Market Index                                100      118.81       104.95        135.28         142.74       176.68
------------------------------------------   --------   ---------   ---------- -  ----------   ------------   ----------
Peer Group Index (weighted average)              100      146.84       174.66        355.48         300.86       483.83
------------------------------------------   --------   ---------   ---------- -  ----------   ------------   ----------

(1) Assumes $100 invested on December 31, 1992 in the Common Stock of Diodes Incorporated, the stock of the companies in the AMEX Market Index, and in the stocks of the peer group companies, and that all dividends received within a quarter, if any, were reinvested in that quarter. The peer group companies consist of Microsemi Corporation, Nu-Horizons Electronics Corporation, Siliconix, Inc., Semtech Corporation, Sterling Electronics Corporation, Unitrode Corporation, Western Microtechnology, Inc., and Taitron Components, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  LPSC is the record owner of 41.0% and 40.8% of the Company's issued and outstanding Common Stock, excluding treasury stock, at December 31, 1997, and the Record Date, respectively. In August 1997, the ownership of LPSC was transferred to Vishay/LPSC, a newly formed joint venture between the Lite-On Group and Vishay. Vishay holds a 65% interest in the joint venture, and the Lite-On Group holds the other 35%.

                  During the years ended December 31, 1997 and 1996, approximately 32% and 28%, respectively, of the purchases of products for resale by the Company, amounting to approximately $15,630,000 and $10,403,000, respectively, were from LPSC. These products, which were also available generally from other sources, were purchased in transactions negotiated at prices competitive with prices charged by other vendors of similar products in similar quantities. There are no special or exclusive trading agreements or understandings between the Company and LPSC, other than the Company's marketing agreement with LPSC.

                  In February 1996, the Company announced an agreement with FabTech whereby the Company may purchase processed wafers used in the manufacture of several types of discrete semiconductors. The Company has provided FabTech with approximately $2.5 million in working capital to be used in upgrading, reconfiguring, and starting up operations at an existing wafer fabrication facility located in Lee's Summit, Missouri. The Company receives interest from FabTech on the $2.5 million advance at a rate equal to the Company's current cost of capital. FabTech is a wholly-owned subsidiary of LPSC.

                  The Company's Taiwan and China manufacturing facilities receive wafers from FabTech, among others. Output from the FabTech facility includes wafers used in the production of Schottky barrier diodes, fast recovery epitaxial diodes (FREDs), and other widely used value-added products. Schottky barrier diodes are employed in the manufacture of the power supplies found in personal computers, telecommunications devices and other applications where high frequency, low forward voltage and fast recovery are required.

                  One of the Company's primary strategic programs was the formation of the KaiHong joint venture on mainland China, which provides replacements for a portion of the ITT product line. In March 1996, the Company entered into the KaiHong joint venture for the development of additional manufacturing capacity in Shanghai, R.O.C. The joint venture allows for the manufacturing and sale of diodes and associated electronic components, mainly in SOT-23 packaged components.

                  Due to the recent success of the facility and through an arrangement in accordance with the original joint venture agreement previously filed, the Company increased its controlling interest in KaiHong to 95%, and increased its equity contribution to approximately $4.75 million, in the fourth quarter of 1997. Also during the last quarter of 1997, the KaiHong joint venture began shipments of products to customers other than the Company, and thus has begun to contribute to the Company's consolidated sales.

                  Mr. Raymond Soong, who became a director and Chairman of the Board of the Company effective March 16, 1993, is also the Chairman of the Board of Silitek, LPSC, Taiwan Liton, and the KaiHong joint venture.

                  Mr. Michael A. Rosenberg, appointed President of the Company in October 1997, and serving as a director of the Company since 1989, also serves as a consultant to Vishay, for which consulting services he is compensated by Vishay.

                  Mr. David Lin, who has been a director of the Company since 1991, was from March 1993 to October 1997, President and Chief Executive Officer of the Company. Mr. Lin is the President and a director of Silitek, for which services he is compensated by Silitek. See "Executive Compensation." Mr. Lin is also a director of the KaiHong joint venture.

                  Silitek is affiliated through common ownership and control with Taiwan Liton, and both companies are members of the Lite-On Group. Both Silitek and Taiwan Liton are public corporations in Taiwan with stock registered on the Taipei Stock Exchange. Taiwan Liton owns 100% of the voting shares of Lite-On Milpitas.

                  Dr. Shing Mao, who is a director of the Company, is Chairman of the Board of Lite-On Milpitas, a wholly-owned subsidiary of Taiwan Liton. Dr. Mao is also a director of LPSC, and since 1995, has also been a director of FabTech, with whom the Company entered into an agreement with in January 1996, whereby Diodes gained a new supply of processed wafers used in the manufacture of several types of discrete semiconductors. FabTech is a subsidiary of LPSC.

                  Mr. M.K. Lu, who has been a director of the Company since 1995, is also the President and a director of LPSC since 1991. Mr. Lu is now President of Vishay/LPSC that owns 100% of LPSC. From 1983 to 1990, Mr. Lu was General Manager/Vice President of Silitek. Mr. Lu is also a director of the KaiHong joint venture.

                  During 1997, Mr. Michael R. Giordano, a director of the Company and Senior Vice President-Investment Consulting at the investment banking firm of PaineWebber, Inc., has, from time to time, assisted directors and executive officers of the Company in stock option exercises and subsequent stock sales of the Company's Common Stock. Mr. Giordano is also the pension consultant for the Company's 401(k) plan and has, from time to time, in such capacity assisted LPSC in stock transactions. Compensation received by Mr. Giordano for services rendered to the Company and LPSC for services other than as a director in 1997 was less than $3,000.

                  The employment of Mr. Pedro Morillas as Executive Vice President of the Company and director of the KaiHong joint venture terminated effective as of February 28, 1998. See "Executive Compensation - Employment Contracts and Termination of Employment and Change in Control Arrangements" for a discussion of Mr. Morillas' separation agreement.

                  Mr. Joseph Liu, Vice President, Operations, Chief Financial Officer and Secretary of the Company, is also President and a director of the KaiHong joint venture, and serves as Chief Financial Officer of FabTech.


                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES.


       PROPOSAL TWO - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                  The firm of Moss Adams LLP, certified accountants, has been the Company's independent accountants since 1993 and has been selected by the Board of Directors to serve as its independent accountants for the fiscal year ending December 31, 1998. Professional services rendered by Moss Adams LLP for the fiscal year ended December 31, 1997 consisted of an audit of the Company's financial statements, consultation on interim financial statements, services related to filings with the SEC, meetings with the Company's Audit Committee and consultation on various matters relating to accounting and financial reporting. All professional services rendered by Moss Adams LLP during fiscal 1997 were furnished at customary rates and terms. The Audit Committee of the Board of Directors met periodically with representatives of Moss Adams LLP during the past fiscal year. The members of the Audit Committee are Messrs. Giordano, Mao, and Silverman. Representatives of Moss Adams LLP are expected to be present at the Meeting. They will have the opportunity to make a statement, if they so desire, and respond to appropriate questions from stockholders.

                  Stockholders are being asked to ratify the appointment of Moss Adams LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998. Ratification of the proposal requires the affirmative vote of a majority of the shares of Common Stock represented and voting at the Meeting.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
            THE RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.


                            PROPOSALS OF STOCKHOLDERS

                  Under certain circumstances, stockholders are entitled to present proposals at stockholder meetings. Any such proposal to be included in the proxy statement for the Company's 1999 annual meeting of stockholders must be submitted by a stockholder prior to December 11, 1998, in a form that complies with applicable regulations.

                           ANNUAL REPORT AND FORM 10-K

                  The Company's Annual Report of the fiscal year ended December 31, 1997 accompanies or has preceded this Proxy Statement. The Annual Report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Moss Adams LLP, the Company's independent auditors, for the fiscal years ended December 31, 1997, 1996 and 1995.

                  STOCKHOLDERS MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE SEC PURSUANT TO THE EXCHANGE ACT, FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, BY WRITING TO THE COMPANY; ATTN: JOSEPH LIU, 3050 EAST HILLCREST DRIVE, WESTLAKE VILLAGE, CALIFORNIA 91362.

                                  OTHER MATTERS

                  Management knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the Proxyholders to vote the shares represented by the Proxies on such matters in accordance with the recommendation of the Board of Directors and authority to do so is included in the Proxy.

                  Dated at Westlake Village, California, this tenth day of April, 1998,

                                   By Order of the Board of Directors,
                                   DIODES INCORPORATED
                                   /s/ Joseph Liu
                                   Joseph Liu,
                                   Secretary

REVOCABLE PROXY                DIODES INCORPORATED               REVOCABLE PROXY

                 ANNUAL MEETING OF STOCKHOLDERS -- JUNE 5, 1998

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned stockholder(s) of Diodes Incorporated (the "Company") hereby nominates, constitutes and appoints Michael A. Rosenberg and Joseph Liu, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at The Radisson Hotel, 30100 Agoura Road, Agoura Hills, California 91301, on Friday, June 5, 1998 at 10:00 a.m. (California time), and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally thereat, as follows:

1. ELECTION OF DIRECTORS

       FOR all nominees listed below    [ ]              WITHHOLD AUTHORITY to vote for    [ ]
         (except as marked to the contrary below)        all nominees listed below
         Discretionary Authority to cumulate votes
         is granted

Nominees: Eugene R. Conahan; Michael R. Giordano; David Lin; M.K. Lu; Shing Mao;
          Michael A. Rosenberg; Erich E. Schaedlich; Leonard M. Silverman; Raymond Soong; and William J. Spires.

(Instructions: To withhold authority to vote for any one or more nominees, write that nominee's or nominees' name(s) in the space provided below)

--------------------------------------------------------------------------------

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   FOR ratification of appointment of Moss Adams LLP as the Company's independent certified public accountants for the year ending
   December 31, 1998.   FOR   [ ]         AGAINST   [ ]         ABSTAIN   [ ]

3. OTHER BUSINESS   In their discretion, the proxyholders are authorized to
   transact such other business as may properly come before the Meeting and any adjournment thereof.


                      Please Sign and Date On Reverse Side

REVOCABLE PROXY                                                  REVOCABLE PROXY

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" THE ELECTION OF EACH OF THE NOMINEES AND FOR RATIFICATION OF MOSS ADAMS LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1998. ALL PROPOSALS TO BE ACTED UPON ARE PROPOSALS OF THE COMPANY. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

   The undersigned hereby ratifies and confirms all that said attorneys and proxyholders, or either of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying said notice.

                                                  Date:
                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------
                                                  (Name of Stockholder, Printed)

                                                  ------------------------------
                                                    (Signature of Stockholder)

                                                  ------------------------------
                                                  (Name of Stockholder, Printed)

                                                  ------------------------------
                                                    (Signature of Stockholder)

                                                  (Please date this Proxy and
                                                  sign your name as it appears
                                                  on your stock certificate(s).
                                                  Executors, administrators,
                                                  trustees, etc., should give
                                                  their full titles. All joint
                                                  owners should sign.)

                                                  I (We) do [ ] do not [ ]
                                                  expect to attend the
                                                  Meeting.

   If no specification is made, this Proxy will be voted "FOR" proposals 1 and
2. PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.